UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2008

RAINIER PACIFIC FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)
Washington	000-50362	87-0700148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1498 Pacific Avenue, Tacoma, Washington	98402
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (253) 926-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 19, 2008, Victor J. Toy was elected by the Boards of Directors of Rainier Pacific Financial Group, Inc. (the "Company") and its wholly-owned subsidiary Rainier Pacific Savings Bank ("Bank") to serve on their respective Boards of Directors. Mr. Toy will fill the vacancy created by the death of Director Alan M. Somers and will stand for election at the upcoming Annual Meeting of Shareholders. Mr. Toy is Senior Vice President and Corporate Secretary of the Company and Senior Vice President of the Bank. He joined the Bank's predecessor in 1991 and has 25 years of financial services experience. Because Mr. Toy is a member of the management of the Company, it is not anticipated that he will serve on any committees of the Board of Directors.

There are no family relationships between Mr. Toy and any director or other executive officer of the Company or the Bank and he was not appointed as a director pursuant to any arrangement or understanding with any person. Mr. Toy has not engaged in any transaction with the Company or the Bank that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
RAINIER PACIFIC FINANCIAL GROUP, INC.

Date: February 21, 2008	/s/John A. Hall
John A. Hall
President and Chief Executive Officer
(Principal Executive Officer)

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